EXHIBIT 99.1

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

SANDS CHINA LTD.
金沙中國有限公司 *

(incorporated in the Cayman Islands with limited liability)

(Stock Code: 1928)

Voluntary Announcement

Sands China Ltd. (the “Company”) notes that its subsidiary, Venetian Macau Limited (“VML”) has received a notification from the Office for Personal Data Protection of the Government of the Macao Special Administrative Region of the People’s Republic of China (the “OPDP”) indicating that the OPDP has launched an official investigation procedure in relation to the alleged transfer from Macao by VML to the United States of America of certain data.

The Company is unable to comment further at this time.

By Order of the Board Sands China Ltd. David Alec Andrew Fleming Company Secretary

Macao, August 1, 2012

As at the date of this announcement, the directors of the Company are:

Executive Directors:
Edward Matthew Tracy
Toh Hup Hock

Non-executive Directors:
Sheldon Gary Adelson
Michael Alan Leven (David Alec Andrew Fleming as his alternate)
Jeffrey Howard Schwartz
Irwin Abe Siegel
Lau Wong William

Independent non-executive Directors:
Iain Ferguson Bruce
Chiang Yun
David Muir Turnbull

*    For identification purposes only